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Exhibit 4.35

WAIVER, JOINDER AGREEMENT AND FOURTH AMENDMENT TO CREDIT AGREEMENT

        This WAIVER, JOINDER AGREEMENT AND FOURTH AMENDMENT TO CREDIT AGREEMENT dated as of December 27, 2002 (this "Amendment"), is made by and among Alternative Resources Corporation ("ARC"), ARC Service, Inc. ("ARC Service"), ARC Solutions, Inc., ARC Midholding, Inc., and Writers Inc. (collectively, the "Existing Borrowers"), ARC Technology Management LLC, a Delaware limited liability company ("ARC Technology"), ARC Staffing Management LLC, a Delaware limited liability company ("ARC Staffing"), and ARC Shared Services LLC, a Delaware limited liability company ("ARC Shared Services", and together with ARC Technology and ARC Staffing, the "Additional Borrowers") and Fleet Capital Corporation (the "Lender").

        WHEREAS, the Existing Borrowers and the Lender are parties to that certain Credit and Security Agreement dated as of January 31, 2002, as amended by that certain First Amendment to Credit Agreement and Waiver dated as of August 8, 2002, that certain Second Amendment to Credit Agreement dated August 30, 2002, and that certain Third Amendment to Credit Agreement and Waiver dated as of November 14, 2002 (the "Credit Agreement");

        WHEREAS, ARC Service has organized ARC Technology, ARC Staffing and ARC Shared Services as wholly-owned Subsidiaries (the "Organization of the New Subsidiaries");

        WHEREAS, the Existing Borrowers have requested that the Lender waive compliance with Section 8.4 of the Credit Agreement, which prohibits the formation by any Borrower of any new Subsidiaries without the prior written consent of the Lender, as applicable to the Organization of the New Subsidiaries, permit the Additional Borrowers to become parties to the Credit Agreement as "Borrowers", and amend certain provisions of the Credit Agreement; and

        WHEREAS, the Lender has agreed to waive the provisions of Section 8.4 of the Credit Agreement to the extent they would prohibit the Organization of the New Subsidiaries, to permit the Additional Borrowers to become parties to the Credit Agreement as "Borrowers" and to amend certain provisions of the Credit Agreement, all subject to the terms, conditions and limitations set forth herein;

        NOW, THEREFORE, in consideration of the foregoing and the agreements contained herein, the parties hereby agree as follows:

        1.    Capitalized Terms.

        Capitalized terms used herein which are defined in the Credit Agreement have the same meanings herein as therein, except to the extent that such meanings are amended hereby.

        2.    Waiver of Section 8.4 as Applicable to the Organization of the New Subsidiaries.

        Subject to the satisfaction of the terms and conditions set forth in Section 6 hereof, the Lender hereby waives the provisions of Section 8.4 of the Credit Agreement, to the extent such provisions would prohibit the Organization of the New Subsidiaries; provided that nothing herein shall be construed as a waiver of any other presently existing or future Event of Default (including without limitation, any Event of Default caused by reason of the failure of the Borrowers to comply with Section 8.4 of the Credit Agreement on any other occasion) or any failure of the Borrowers to comply with any other provision, term or condition of the Loan Documents.

        3.    Joinder.

        Each Additional Borrower represents and warrants that it has received and reviewed copies of the Credit Agreement, the Revolving Credit Note, the Subordination and Intercreditor Agreement and the other Loan Documents, and that it understands the terms of the same. Effective upon the execution and delivery hereof, each Additional Borrower hereby agrees that it shall become, and each Existing Borrower consents to the addition of each Additional Borrower as, a "Borrower" under and for all purposes of the Credit Agreement and the other Loan Documents with all the rights and obligations of a Borrower thereunder. Without limiting the generality of the foregoing, each Additional Borrower hereby:

          (a)  jointly and severally with the other Borrowers party to the Credit Agreement agrees to pay and perform all of the Obligations of the Borrowers to the Lender and its successors and assigns in the manner and to the extent provided in the Credit Agreement and the other Loan Documents;

          (b)  grants to the Lender, as collateral security for the Obligations, a security interest in and lien on all right, title and interest of such Additional Borrower in all tangible and intangible property and assets of such Additional Borrower (whether now owned or existing or hereafter acquired or arising, together with any and all additions thereto and replacements therefor and proceeds and products thereof) and all other Collateral, all as more particularly provided in Article 4 of the Credit Agreement (which is incorporated herein by reference);

          (c)  agrees that each of the Designated Officers of ARC Service is authorized to act as agent for such Additional Borrower in accordance with the terms of Section 1.4 of the Credit Agreement;

          (d)  consents to the appointment of a receiver as provided in Section 9.12 of the Credit Agreement, and submits to the jurisdiction of the courts, and waives jury trial, as provided in Sections 10.10 and 10.11 of the Credit Agreement, respectively; and

          (e)  agrees for the benefit of the Lender and its successors and assigns that all indebtedness, obligations and other liabilities of the Additional Borrowers to the Lender under the Credit Agreement or otherwise, whether now existing or hereafter arising, whether direct or indirect, absolute or contingent, due or to become due, and all interest, fees, expenses, indemnification obligations and other amounts from time to time owing under the Credit Agreement, and all other indebtedness, liabilities or obligations from time to time owing from the Additional Borrowers to the Lender, shall constitute "Senior Obligations" under the Subordination and Intercreditor Agreement, and that the Subordinated Obligations (as defined in the Subordination and Intercreditor Agreement) are and shall be expressly subordinate and junior in right of payment and exercise of remedies, to the prior payment in full of all of the Senior Obligations, all as more particularly provided in the Subordination and Intercreditor Agreement.

        4.    Amendments.

        Subject to the satisfaction of the terms and conditions set forth in Section 6 hereof, each of the Credit Agreement, the Revolving Credit Note and the other Loan Documents is hereby amended to include each of the Additional Borrowers as a "Borrower" thereunder. Henceforth, all references in the Credit Agreement, the Revolving Credit Note and the other Loan Documents to "the Borrowers" or words of like import referring thereto, shall be deemed to include the Additional Borrowers, in addition to the Existing Borrowers. Without limiting the foregoing, and subject to the satisfaction of the terms and conditions set forth in Section 6 hereof, the Borrowers and the Lender agree that the Credit Agreement is hereby amended, effective as of the date hereof, as follows:

          (a)    Amendments to Credit Agreement.

              (i)  The caption paragraph of the Credit Agreement is hereby amended by deleting the word "and" immediately preceding the term "WRITERS INC." contained therein and by inserting, immediately after the term "WRITERS INC., a California corporation" contained therein, the term "ARC TECHNOLOGY MANAGEMENT LLC, a Delaware limited liability company, ARC STAFFING MANAGEMENT LLC, a Delaware limited liability company, and ARC SHARED SERVICES LLC, a Delaware limited liability company,".

            (ii)  The definition of "Borrowers" set forth in Section 1.1 of the Credit Agreement is hereby amended by deleting the word "and" immediately preceding the term "Writers Inc." contained therein and by inserting, immediately after the term "Writers Inc." contained therein, the term "ARC Technology Management LLC, ARC Staffing Management LLC, and ARC Shared Services LLC."

            (iii)  The definition of "Pledge Agreement" set forth in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

      "Pledge Agreement" means, collectively, (i) the Pledge Agreement in the form of Exhibit E hereto made by the Borrowers in favor of the Lender, and (ii) the Collateral Assignment and Pledge Agreement dated as of December 27, 2002 among ARC Service, Inc., ARC Technology Management LLC, ARC Staffing Management LLC, ARC Shared Services LLC, and the Lender.

            (iv)  Section 1.1 of the Credit Agreement is amended by the addition thereto, in the appropriate alphabetical order, of the following definition:

      "Fourth Amendment" means the Waiver, Joinder Agreement and Fourth Amendment to Credit Agreement dated as of December 27, 2002 among the Alternative Resources Corporation, ARC Service, Inc., ARC Solutions, Inc., ARC Midholding, Inc., Writers, Inc., ARC Technology Management LLC, ARC Staffing Management LLC, ARC Shared Services LLC and the Lender.

            (v)  Section 5.13 (a) of the Credit Agreement is amended by deleting the term "as of the date hereof" contained in the first sentence of such section and replacing it with the term "as of the date of the Fourth Amendment".

            (vi)  Section 5.20 of the Credit Agreement is amended by deleting the term "as of the Closing Date" contained therein and replacing it with the term "as of the date of the Fourth Amendment"

          (b)    Amendment of Schedules to Credit Agreement.

          Schedules 5.12, 5.13 and 5.20 to the Credit Agreement are hereby replaced with the new Schedules 5.12, 5.13 and 5.20 attached thereto.

        5.    No Default; Representations and Warranties, etc.

        The Existing Borrowers and the Additional Borrowers hereby represent, warrant and confirm that: (a) the representations and warranties of the Credit Parties contained in Article 5 of the Credit Agreement (as amended hereby) are true and correct on and as of the date hereof as if made on such date (except to the extent that such representations and warranties expressly relate to an earlier date); (b) after giving effect to this Amendment, the Borrowers are in compliance with all of the terms and provisions set forth in the Credit Agreement and the other Loan Documents; (c) after giving effect to this Amendment, no Default has occurred and is continuing; and (d) the execution, delivery and performance by the Existing Borrowers and the Additional Borrowers of this Amendment (i) have been duly authorized by all necessary action on the part of the Existing Borrowers and the Additional Borrowers, (ii) will not violate any applicable law or regulation or the organizational documents of any Existing Borrower or Additional Borrower, (iii) will not violate or result in a default under any indenture, agreement or other instrument binding on any Existing Borrower or any Additional Borrower or any of their respective assets, including without limitation, any Subordinated Debt Document, and (iv) do not require any consent, waiver or approval of or by any Person (other than the Lender) which has not been obtained.

        6.    Conditions to Effectiveness.

        The effectiveness of this Amendment shall be subject to the satisfaction of the following conditions precedent:

          (a)  The Lender shall have received counterparts of this Amendment duly executed by each of the parties hereto;

          (b)  Each of the parties thereto shall have executed and delivered to the Lender a counterpart of the Collateral Assignment and Pledge Agreement dated as of December 27, 2002 among ARC Service, Inc., ARC Technology Management LLC, ARC Staffing Management LLC, ARC Shared Services LLC, and the Lender in the form of Exhibit A attached hereto;

          (c)  Each of the Additional Borrowers shall have delivered to the Lender a duly completed Perfection Certificate in the form of Exhibit C to the Credit Agreement;

          (d)  The Lender shall have received a Certificate of the Secretary of ARC, certifying that this Amendment has been duly authorized by the Boards of Directors of each of the Existing Borrowers;

          (e)  The Lender shall have received such documents and certificates as the Lender may reasonably request relating to the organization, existence and good standing of the Additional Borrowers, the authorization by the sole member of each Additional Borrower of the transactions contemplated hereby and other legal matters relating to the Additional Borrowers, this Amendment, the Credit Agreement and the other Loan Documents, all in form and substance reasonably satisfactory to the Lender.

          (f)    The Lender shall have received evidence satisfactory to it that the Additional Borrowers shall have taken or caused to be taken all such actions, executed and delivered or caused to be executed and delivered all such agreements, documents and instruments and made or caused to be made all such filings and recordings (other than filings or recordings to be made by the Lender on or after the effective date of this Amendment) that may be necessary or, in the opinion of the Lender, desirable in order to create in favor of the Lender, valid and (upon such filing and recording) perfected First Priority security interests in the entire personal and mixed property Collateral of the Additional Borrowers.

          (g)  The Lender shall have received Wynnchurch's written acknowledgement with respect to the modifications to the Credit Agreement contemplated by this Amendment and Wynnchurch's written agreement to the subordination of the Subordinated Obligations to the Senior Obligations of the Additional Borrower, all in form and substance satisfactory to the Lender; and

          (h)  The Borrowers shall have reimbursed the Lender for all reasonable costs and expenses, including reasonable legal fees and disbursements, incurred by the Lender in connection with this Amendment and the transactions contemplated hereby.

        7.    Miscellaneous.

          (a)  Except as specifically amended hereby, all of the terms and provisions of the Credit Agreement, the other Loan Documents and all related documents, shall remain in full force and effect and are hereby ratified and confirmed. Nothing contained herein shall constitute a waiver of any provision of the Credit Agreement or the other Loan Documents, except for the waiver of the applicability of Section 8.4 of the Credit Agreement to the Organization of the New Subsidiaries set forth herein.

          (b)  This Amendment may be executed in any number of counterparts, each of which, when executed and delivered, shall be an original, but all counterparts shall together constitute one instrument. Delivery of an executed signature page hereto by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

          (c)  This Amendment shall be governed by the laws of The Commonwealth of Massachusetts and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

[Remainder of Page Left Intentionally Blank]

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

EXISTING BORROWERS
ALTERNATIVE RESOURCES CORPORATION
By:

Name: Title:
ARC SERVICE, INC.
By:

Name: Title:
ARC SOLUTIONS, INC.
By:

Name: Title:
ARC MIDHOLDING, INC.
By:

Name: Title:
WRITERS INC.
By:

Name: Title:

ADDITIONAL BORROWERS
ARC TECHNOLOGY MANAGEMENT LLC
By:	ARC SERVICE, INC., its sole member
By:

Name: Title:
ARC STAFFING MANAGEMENT LLC
By:	ARC SERVICE, INC., its sole member
By:

Name: Title:
ARC SHARED SERVICES LLC
By:	ARC SERVICE, INC., its sole member
By:

Name: Title:

LENDER
FLEET CAPITAL CORPORATION, as Lender
By:

Name: Title:
ISSUING LENDER
FLEET NATIONAL BANK, as Issuing Lender
By:

Name: Title:
CASH MANAGEMENT BANK
FLEET NATIONAL BANK, as Cash Management Bank
By:

Name: Title:

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WAIVER, JOINDER AGREEMENT AND FOURTH AMENDMENT TO CREDIT AGREEMENT